INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-49774 of Oppenheimer Select Managers on Form N-1A of our reports dated February 22, 2000 for Master S&P 500 Index Series (one of the series constituting Quantitative Master Series Trust) for the year ended December 31, 1999, and January 12, 2001 for Master Focus Twenty Trust for the period March 3, 2000 (commencement of operations) to November 30, 2000.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 7, 2001